Exhibit 5.1

KAYE SCHOLER LLP
425 Park Avenue
New York, New York 10022-3598
212 836-8000
Fax 212 836-8689
www.kayescholer.com
July 2, 2007
Spanish Broadcasting System, Inc.
2601 S. Bayshore Drive, PHII
Coconut Grove, Florida 33133
Ladies and Gentlemen:
     We have acted as counsel to Spanish Broadcasting System, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), filed pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with registering 3,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share for future issuance under the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”).
     In that connection, we have reviewed a copy of the Plan, resolutions of the Company’s Board of Directors and other such documents and records as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.
     On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Plan and in the Registration Statement, will be duly and validly issued, fully paid and nonassessable. Our opinion set forth above is based as to matters of law solely on applicable provisions of the laws of the State of Delaware, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.
     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Kaye Scholer LLP